Exhibit 10.6

LARRY SOSTAD

818 - 470 Granville Street
Vancouver, BC Canada V6C 1V5

September 10, 2006

Pacific Copper Corp.
c/o Medallion Capital Corp.
10A - 1266 White Oak Blvd.
Oakville, Ontario
L6N 1B9

Dear Sir:

I, Larry Sostad, agree to manage the Preliminary Exploration Program on the Mazama Project in Okanogan County, Washington, U.S.A.

A fee of US $20,000 will be paid to me as follows:

1.	US $10,000 upon acceptance of this Agreement by Pacific Copper Corp.

2.	US $10,000 to be paid within 30 days of the end of the program which date is estimated to be year end.

3.	All expenses incurred on behalf of this project (such as manpower, food, accommodation, vehicle rental, assaying, and etc.) will be paid by Pacific Copper Corp. upon presentation of invoices.

Please sign in the space provided and return a copy to me for my files.

Yours truly,

/s/	Larry Sostad
Larry Sostad

Acknowledged and agreed to this 21st day of October, 2006

PACIFIC COPPER CORP.

/s/ Stafford Kelley
Per: (Authorized signatory and Title)